Exhibit 16.

BDO Seidman, LLP
Accountants and Consultants
1700 Market Street 29th Floor
Philadelphia, Pennsylvania 19103-3962
Telephone: (215) 636-5500
Fax: (215) 636-5501


September 30, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentleman:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 28, 1999, to be filed by our former client, International Thoroughbred Breeders, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,


BDO Seidman, LLP